UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2018

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia		23230
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 274-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 1, 2018, Altria Group, Inc. (“Altria”) entered into a senior unsecured 5-year revolving credit agreement (the “Credit Agreement”), with the lenders named therein (the “Lenders”) and JPMorgan Chase Bank, N.A. (“JPMCB”) and Citibank, N.A. (“Citibank”), as administrative agents. The Credit Agreement provides for borrowings up to an aggregate principal amount of $3 billion. The Credit Agreement expires on August 1, 2023 and includes an option, subject to certain conditions, for Altria to extend the Credit Agreement for two additional one-year periods. Interest rates on borrowings under the Credit Agreement will be based on prevailing interest rates as described in the Credit Agreement and, in part, upon Altria’s senior unsecured long-term debt rating. The Credit Agreement will be used for general corporate purposes and requires that Altria maintain a ratio of consolidated earnings before interest, taxes, depreciation and amortization to consolidated interest expense of not less than 4.0 to 1.0.

Altria’s obligations under the Credit Agreement are guaranteed by Philip Morris USA Inc., a wholly-owned subsidiary of Altria (“PM USA”). PM USA’s guarantee is evidenced by a guarantee agreement (the “Guarantee Agreement”) made by PM USA in favor of the Lenders.

The Credit Agreement replaces Altria’s existing $3 billion amended and restated 5-year revolving credit agreement (the “Terminated Agreement”), which was to expire on August 19, 2020 and was terminated effective August 1, 2018. At termination, there were no borrowings outstanding under the Terminated Agreement. Altria presently has no borrowings outstanding under the Credit Agreement.

Some of the Lenders and their affiliates have various relationships with Altria and its subsidiaries involving the provision of financial services.

The description above is a summary and is qualified in its entirety by the Credit Agreement and the Guarantee Agreement, copies of which are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference in this Current Report on Form 8-K.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” regarding the Terminated Agreement is incorporated by reference in Item 1.02 of this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated by reference in Item 2.03 of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

10.1	5-Year Revolving Credit Agreement, dated as of August 1, 2018, among Altria, the Lenders and JPMCB and Citibank, as administrative agents

10.2	Guarantee Agreement, dated as of August 1, 2018, by PM USA in favor of the Lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name: W. Hildebrandt Surgner, Jr.
Title: Vice President, Corporate Secretary and
Associate General Counsel

DATE: August 1, 2018

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